                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                           -------------------------

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)
                                                          -----

                           --------------------------

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.
              (Exact name of trustee as specified in its charter)

                                              95-4311476
                                              (I.R.S. employer
                                              identification No.)

515 South Flower Street, Suite 2700
Los Angeles, CA                               90071
(Address of principal                         (Zip Code)
executive offices)
                                   DWIGHT LIU
                      515 South Flower Street, Suite 2700
                         Los Angeles, California 90071
                                 (213) 861-5000

(Name, address, including zip code and telephone number of agent for service)
                          ----------------------------

                         JONES INTERCABLE INCORPORATED
              (Exact name of obligors as specified in its charter)

               COLORADO                       84-0613514
(State or other jurisdiction                  (I.R.S. Employer
of incorporation or organization)             identification No.)

                             9697 E. Mineral Avenue
                           ENGLEWOOD, CO  80155-3309
                                 (303) 792-3111

                    (Address of principal executive offices)

                                  Senior Notes
                                  ------------
                        (Title of indenture securities)

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                                    GENERAL
                                    -------


1.   General Information
     -------------------

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of the Currency
          490 L'Enfant Plaza East, S.W.
          Washington, D.C.  20219

          Federal Deposit Insurance Corporation
          550 17th Street, N.W.
          Washington, D.C.  20429

          Federal Reserve Bank (12th District)
          San Francisco, California

     (b)  Whether it is authorized to exercise corporate trust powers.

     The trustee is authorized to exercise corporate trust powers.

 2.  Affiliations with the Obligor
     -----------------------------

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

     The obligor currently is not in default under any of its outstanding securities for which U.S. Trust Company of California, N.A. is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  List of Exhibits
     ----------------

     T-1.1 - A copy of the Articles of Association of U.S. Trust Company of
             California, N.A. currently in effect; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.2 - Included in Exhibit T-1.1

     T-1.3 - Included in Exhibit T-1.1

     T-1.4 - A copy of the By-Laws of U.S. Trust Company of California, N.A., as amended to date; incorporated by reference to Exhibit T-1.4 filed with Form T-1 Statement, Registration No. 33-54136.

     T-1.6 - The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939; incorporated herein by reference to Exhibit T-1.6 filed with Form T-1 Statement, Registration No. 33-33031.

     T-1.7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

NOTE
----

As of September 1, 1995 the trustee had 20,000 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had 9,734,938 shares of Common Stock as of September 1, 1995.

The term "trustee" in Items 2, 5, 6, 7, 8, 9, 10, 11, and 14 refers to each of U.S. Trust Company of California, N.A. and U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                         -----------------------------

Pursuant to the requirements of the Trust Indenture of Act of 1939, the trustee, U.S. Trust Company of California, N.A., a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 1st day of September 1995.

                          U.S. TRUST COMPANY OF CALIFORNIA, N.A.
                          Trustee


                          By: /s/ SANDEE' PARKS
                             -----------------------------
                                   Sandee' Parks
                               Authorized Signatory

U.S. TRUST COMPANY OF
  CALIFORNIA, N.A.               Call Date: 06/30/95  ST-BK: 06-0784  FFIEC  033
515 S. FLOWER STREET, SUITE 2700
LOS ANGELES, CA 90071-2291       Vendor ID: D         CERT: 33332     Page RC-1

Transit Number: 12204024                                                  9

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet
                                                                         C200 --

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balance due from depository institutions (from Schedule RC-A):                         RCON
    a.  Noninterest-bearing balances and currency and coin (1)______________________________________0081..         1,692   1.a
    b.  Interest-bearing balances (2)_______________________________________________________________0071..           180   1.b
 2. Securities:
    a.  Held-to-maturity securities (from Schedule RC-B, column A)__________________________________1754..             0   2.a
    b.  Available-for-sale securities (from Schedule RC-B, column D)________________________________1773..        13,881   2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a.  Federal funds sold__________________________________________________________________________0276..        15,000   3.a
    b.  Securities purchased under agreements to resell_____________________________________________0277..             0   3.b
 4. Loans and lease financing receivables:
    a.  Loans and leases, net of unearned income                            RCON
        (from Schedule RC-C)________________________________________________2122..        77,159            ............   4.a
    b.  LESS: Allowance for loan and lease losses___________________________3123..         1,349            ............   4.b
    c.  LESS: Allocated transfer risk reserve_______________________________3128..             0            ............   4.c
    d.  Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c)_________________________________________2125..        75,810   4.d
 5. Trading assets__________________________________________________________________________________3545..             0   5.
 6. Premises and fixed assets (including capitalized leases)________________________________________2145..         8,136   6.
 7. Other real estate owned (from Schedule RC-M)____________________________________________________2150..             0   7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)__________________________________________________________________________________2130..             0   8.
 9. Customers' liability to this bank on acceptances outstanding____________________________________2155..             0   9.
10. Intangible assets (from Schedule RC-M)__________________________________________________________2143..         1,455  10.
11. Other assets (from Schedule RC-F)_______________________________________________________________2160..         3,667  11.
12. Total assets (sum of items 1 through 11)________________________________________________________2170..       119,771  12.

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. TRUST COMPANY OF
  CALIFORNIA, N.A.               Call Date: 06/30/95  ST-BK: 06-0784  FFIEC  033
515 S. FLOWER STREET, SUITE 2700
LOS ANGELES, CA 90071-2291       Vendor ID: D         CERT: 33332     Page RC-2

Transit Number: 12204024                                                  10

Schedule RC - Continued

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
    a.  In domestic offices (sum of totals of                                                       RCON
        columns A and C from Schedule RC-E)_________________________________________________________2200..        96,527  13.a
        (1)  Noninterest-bearing (1)________________________________________6631..        10,069            ............  13.a.1
        (2)  Interest-bearing_______________________________________________6636..        86,458            ............  13.a.2
    b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs_______________________________        ............
        (1)  Noninterest-bearing____________________________________________________________________        ............
        (2)  Interest-bearing_______________________________________________________________________        ............
14. Federal funds purchased and securities sold under agreements to repurchase:
    a.  Federal funds purchased_____________________________________________________________________0278..             0  14.a
    b.  Securities sold under agreements to repurchase______________________________________________0279..             0  14.b
15. a.  Demand notes issued to the U.S. Treasury____________________________________________________2840..             0  15.a
    b.  Trading liabilities_________________________________________________________________________3548..             0  15.b
16. Other borrowed money:
    a.  With original maturity of one year or less__________________________________________________2232..             0  16.a
    b.  With original maturity of more than one year________________________________________________2333..             0  16.b
17. Mortgage indebtedness and obligations under capitalized leases__________________________________2910..             0  17.
18. Bank's liability on acceptances executed and outstanding________________________________________2920..             0  18.
19. Subordinated notes and debentures_______________________________________________________________3200..             0  19.
20. Other liabilities (from Schedule RC-G)__________________________________________________________2930           4,038  20.
21. Total liabilities (sum of items 13 through 20)__________________________________________________2948..       100,565  21.

22. Limited-life preferred stock and related surplus________________________________________________3382..             0  22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus___________________________________________________3838..         5,000  23.
24. Common stock____________________________________________________________________________________3230..         2,000  24.
25. Surplus (exclude all surplus related to preferred stock)________________________________________3839..        10,251  25.
26. a.  Undivided profits and capital reserves______________________________________________________3632..         1,963  26.a
    b.  Net unrealized holding gains (losses) on available-for-sale securities______________________8434..  (          8) 26.b
27. Cumulative foreign currency translation adjustments_____________________________________________        ............
28. Total equity capital (sum of items 23 through 27)_______________________________________________3210..        19,206  28.
29. Total liabilities, limited-life preferred stock, equity capital (sum of
    items 21, 22, and 28)___________________________________________________________________________3300..       119,771  29.
Memorandum
To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent
    external auditors as of any date during 1994____________________________________________________6724..        N/A     M.1

1 = Independent audit of the bank conducted in accordance        4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company       5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing         auditors
    standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by
    submits a report on the consolidated holding company (but        external auditors
    not on the bank separately)                                  7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance   8 = No external audit work
    with generally accepted auditing standards by a certified
    public accounting firm (may be required by state charter-
    ing authority)

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.